Exhibit 10.1

FORM OF DEPOSITOR AGREEMENT

DEPOSITOR AGREEMENT (this “Agreement”), dated as of                 , between (i)                   , a                    organized under the laws of                    (the “Depositor”) and (ii) Permuto Capital LLC, acting in its capacity as trust administrator (the “Trust Administrator”) of the Permuto Capital MSFT Trust I (the “Trust”), a Delaware statutory trust organized and governed by the provisions of the Amended and Restated Agreement and Declaration of Voting Trust (as amended, modified, supplemented, and restated from time to time, the “Trust Agreement”) dated as of                   , 2025 among the Trust Administrator and CSC Delaware Trust Company acting in its capacity as the Delaware trustee of the Trust (the “Delaware Trustee”).

Certain defined terms are set forth in Annex A hereto. Any capitalized term used but not defined in this Agreement will have the meaning set forth in the Trust Agreement.

RECITALS

WHEREAS, pursuant to the provisions of the Trust Agreement, the Trust may from time to time issue or redeem whole numbers of Trust Units in consideration of and subject to receipt of an equal whole number of Underlying Shares from parties who, at the time of the transaction, shall have a signed and effective Depositor Agreement with the Trust;

WHEREAS, the Depositor named above has requested to become a Depositor with respect to the Trust and the Trust Administrator has agreed to such request; and

WHEREAS, the Depositor may designate one or more third parties, which may be affiliates, to source, Deliver, and/or receive Underlying Shares or Trust Certificates on behalf of the Depositor (any such third party where the Depositor is acting in a principal capacity, an “Agent”).

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, hereto, intending to be legally bound, agree as follows:

Section 1. Procedures. The Depositor will, for itself as principal (directly or through its Agent), purchase or redeem Trust Certificates in compliance with the Trust Agreement as supplemented by the Purchase and Redemption Procedures attached to this Agreement as Schedule 1 (such procedures, as the same may be amended or modified from time to time in compliance with the provisions hereof and thereof, the “Procedures”), using such forms as shall be adopted from time to time by the Trust Administrator to purchase one or more Trust Units against the delivery of an equal number of Underlying Shares (a “Purchase Order”), or to redeem one or more Trust Units against the return of an equal number of Underlying Shares (a “Redemption Order”). All Purchase Orders and Redemption Orders (collectively, “Orders”) shall be placed and executed in accordance with the Trust Agreement, as supplemented by the Procedures and the Standard Terms.

Section 2. Incorporation of Standard Terms. The Standard Terms attached hereto as Schedule 2 are hereby incorporated by reference into, and made a part of, this Agreement.

Section 3. Authorized Representatives. Pursuant to Section 2.01 of the Standard Terms, attached hereto as Schedule 3 is a certificate listing the Authorized Representatives of the Depositor.

Section 4. Conflicts Rules. In case of any inconsistency between the provisions of this Agreement as supplemented by the Procedures and the Standard Terms and the Trust Agreement, the provisions of the Trust Agreement shall control.

Section 5. Notices. Except as otherwise specifically provided in the Procedures, all notices required or permitted to be given pursuant hereto shall be given (a) in writing and delivered by personal delivery or by postage prepaid registered or certified United States first class mail, return receipt requested (with a confirming copy by email to legalnotices@permuto.capital if such notice is to the Trust or the Trust Administrator), (b) by email or other means of same day delivery (with a confirming copy by email to legalnotices@permuto.capital if such notice is to the Trust or the Trust Administrator), or (c) electronically, if such notice is sent by the Trust or the Trust Administrator, including publicly posted on its website, by email, or message on the Chia blockchain; and to the extent by subsection (a), addressed as set forth in Schedule 4 or to such other address as any of the parties hereto shall have communicated in writing to the remaining parties in compliance with the provisions hereof.

Section 6. Effectiveness, Termination, and Amendment. This Agreement shall become effective upon execution and delivery by each of the parties hereto. This Agreement may be terminated at any time by any party upon sixty (60) days prior written notice to the other party and may be terminated earlier by the Trust Administrator at any time on the event of a breach by the Depositor of any provision of this Agreement (including the Standard Terms incorporated by Section 2 hereof) or the Procedures. This Agreement supersedes any prior agreement between or among the parties concerning the matters governed hereby. This Agreement may be amended by the Trust Administrator from time to time without the consent of the Depositor by the following procedure: the Trust Administrator will provide a copy of the amendment to the Depositor in compliance with the notice provisions of this Agreement; if the Depositor does not object in writing to the amendment within ten (10) Business Days after receipt of the proposed amendment, the amendment will become part of this Agreement in accordance with its terms.

Section 7. Governing Law. THIS AGREEMENT SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND ANY CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, IN EACH CASE WITHOUT REGARD TO ANY CONFLICT OF LAW PRINCIPLES THEREOF THAT OTHERWISE WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. In any action or proceeding between the parties arising out of or relating to this Agreement, each of the parties hereby (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware; (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (iii) agrees that it will not bring any such action in any court other than the Court of Chancery for the State of Delaware in and for New Castle County, Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and appellate courts thereof. Service of process, summons, notice, or document to any party’s address and in the manner set forth in Schedule 4 shall be effective service of process for any such action.

Section 8. Assignment. No party to this Agreement shall assign any rights, or delegate the performance of any obligations, arising hereunder without the prior written consent of the other parties hereto, except that a Depositor may designate an Agent as provided herein; provided, further, that (i) any party hereto which may be merged or converted, or with which it may be consolidated, or any entity resulting from any merger, consolidation, or conversion to which a party hereunder shall be a party, shall be the successor of such party hereto, and (ii) the Trust Administrator may (A) assign this Agreement, in whole but not in part, to an affiliate that succeeds to its duties under the Trust Agreement or (B) may delegate any portion of its duties or functions hereunder, if any, for so long as it remains responsible therefor. Any purported assignment or delegation in violation of these provisions shall be null and void. Notwithstanding the foregoing, any successor Trust Administrator appointed in compliance with the Trust Agreement shall automatically become a party hereto and shall assume all the obligations and be entitled to all the rights and remedies of the Trust Administrator hereunder.

Section 9. Signatures and Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. E-signature (such as DocuSign), PDF, scanned, or electronic image file signatures to this Agreement shall be acceptable and binding.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

PERMUTO CAPITAL LLC, as
Trust Administrator

By:
Name:
Title:

[DEPOSITOR]

By:
Name:
Title:

[signature page to Depositor Agreement]

ANNEX A

DEFINED TERMS

For purposes of this Depositor Agreement, unless the context otherwise requires, the following terms will have the following meanings:

“Account” means a segregated securities account in the name of the Trust or the Depositor, as the case may be.

“Affiliate” shall have the meaning given to it by Rule 501(b) under the Securities Act.

“Agent” has the meaning given in the recitals to this Agreement.

“AML Laws” shall have the meaning in Section 3.03 of Schedule 2.

“Appreciation Certificate” means (1) a certificate, in substantially the form attached as Exhibit A-2 to the Trust Agreement (and may be referenced herein as “held in DTC or otherwise in physical form”), that is executed and Delivered by the Trust under this Agreement evidencing an Appreciation Interest, (2) a digital certificate issued by the Trust (and may be referenced as “held in digital form”) as a CAT evidencing an Appreciation Interest, and/or (3) an equivalent certificate evidencing an Appreciation Interest in a form reasonably determined by the Trust Administrator and issued or Delivered by the Trust.

“Authorized Representative” shall mean, with respect to a Depositor, each individual who, pursuant to the provisions of its Depositor Agreement, has the power and authority to act on behalf of the Depositor in connection with the placement of Purchase Orders or Redemption Orders.

“Beneficial Owner” means any Person owning a beneficial interest as evidenced by (1) ownership in any Trust Certificates, including a person who holds Trust Certificates through a Registered Owner, or (2) control or ownership of a Chia Asset Token based Trust Certificate.

“Business Day” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

“CAT” or “Chia Asset Token” means a digital asset token issued on the Chia blockchain under an applicable Chia asset token standard as defined at https://chialisp.com/cats/ or successor website.

“Closing Value” means the applicable price as of 4:00 p.m. Eastern Time or the market closing time, as of the date of the applicable Purchase Order or Redemption Order, of one share of the Underlying Shares, as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source selected by the Trust Administrator.

“Custodian” means U.S. Bank National Association, or any successor thereto in its capacity as the custodian for the Trust, and any substitute or additional custodian engaged pursuant to one or more written agreements with the Trust or Trust Administrator on behalf of the Trust.

“Custody Agreement” means the Custody Agreement, dated as of                        , 2025, by and among the Trust Administrator, the Trust, and the Custodian, or any replacement or similar agreement entered into by and among the Trust Administrator, the Trust, and any Custodian.

“Deliver,” “Delivered” or “Delivery” means, (a) when used with respect to Underlying Shares, (i) in the case of an initial deposit, one or more book-entry transfers of such Underlying Shares to an account or accounts at DTC designated by the Trust Administrator, and (ii) in the case of a redemption, one or more book-entry transfers of such Underlying Shares to an account or accounts at DTC designated by the Depositor, and (b) when used with respect to Trust Certificates, (i) in the case of Trust Certificates held in DTC or otherwise in physical form, one or more book-entry transfers of such Trust Certificates to an account or accounts at DTC designated by the Person entitled to such delivery for further credit as specified by such Person, or (ii) in the case of Trust Certificates held in digital form as a CAT, an effective transfer of the Trust Certificate from the relevant sender’s Digital Wallet or Vault into the recipient’s Digital Wallet or Vault on the Chia blockchain.

“Deposit Property” means Underlying Shares, which, in compliance with the provisions of the Trust Agreement, must be transferred by the Depositor or its Agent to the Trust in exchange for Trust Certificates.

“Depositor” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

“Depositor Agreement” means an agreement between the Trust Administrator and a Depositor that provides the procedures for the creation and redemption of Trust Certificates.

“Digital Wallet” shall mean a digital software or hardware wallet or Vault that is owned by the Trust, the Trust Administrator, or a Depositor (or its agent).

“Dividend Certificate” means (1) a certificate, in substantially the form attached as Exhibit A-1 to the Trust Agreement (and may be referenced herein as “held in DTC or otherwise in physical form”), that is executed and Delivered by the Trust (and may be referenced as “held in digital form”) under this Agreement evidencing a Dividend Interest, (2) a digital certificate issued by the Trust as a CAT evidencing a Dividend Interest, and/or (3) an equivalent certificate evidencing a Dividend Interest in a form reasonably determined by the Trust Administrator and issued or Delivered by the Trust.

“DTC” means The Depository Trust Company, or its successor.

“DTC Participant” means a Person that has an account with DTC.

“FINRA” means the Financial Industry Regulatory Authority.

“Order” shall have the meaning ascribed to it in Section 1 of the Depositor Agreement.

“Order Cutoff Time” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

“Order Date” shall have, (i) with respect to a Purchase Order, the meaning ascribed to the term in Section 2.6(a) of the Trust Agreement; and (ii) with respect to a Redemption Order, the meaning ascribed to the term in Section 2.9(b) of the Trust Agreement.

“Person” shall mean any natural person, corporation, limited liability company, unlimited liability company, trust, joint venture, association, company, partnership, or other entity.

“Procedures” shall have the meaning ascribed to it in Section 1 of the Depositor Agreement.

“Prospectus” means the Trust’s current prospectus included in its effective registration statement, as supplemented or amended from time to time.

“Purchase Order” shall have the meaning ascribed to the term in Section 2.6(a) of the Trust Agreement.

“Redemption Order” shall have the meaning ascribed to the term in Section 2.9(a) of the Trust Agreement.

“Redemption Property” means property which, in compliance with the provisions of the Trust Agreement, must be transferred by the Trust to the Depositor or its Agent in exchange for Shares.

“Registered Owner” means a Person in whose name Trust Certificates are registered on the books of the registrar or Chia blockchain registry maintained for that purpose.

“Sanctions Laws” shall have the meaning ascribed to it in Section 3.04 of the Standard Terms.

“Sanctions Lists” shall have the meaning ascribed to it in Section 3.04 of the Standard Terms.

“Securities Act” means the U.S. Securities Act of 1933 and the rules and regulations thereunder.

“Subject Corporation” means Microsoft Corporation, a Washington corporation (or any successor corporation, subject to the terms of the Trust Agreement).

“Surrender,” “Surrendered” or “Surrendering” means (a) one or more book-entry transfers of Trust Certificates on account evidencing one or more Trust Units to an account at DTC designated by the Trust Administrator, (b) surrender to the Trust at its Corporate Office of Trust Certificates evidencing one or more Trust Units or (c) an effective transfer of Chia Asset Token based Trust Certificates evidencing one or more Trust Units from the Digital Wallet of the Registered Owner into the Digital Wallet or Vault of the Trust.

“Transaction Fee” shall mean, as of any date, the transaction fee at the time in effect pursuant to Sections 5.13(a) and 5.13(b) of the Trust Agreement.

“Trust” shall mean the Permuto Capital MSFT Trust I, a trust governed by the provisions of the Trust Agreement.

“Trust Administrator” shall have the meaning ascribed to it in the introductory paragraph of the Depositor Agreement.

“Trust Administrator Indemnified Party” shall have the meaning ascribed to it in Section 6.01.a hereof.

“Trust Agreement” shall have the meaning ascribed to it in the introductory paragraph of the Depositor Agreement.

“Trust Certificates” means Dividend Certificates and Appreciation Certificates.

“Trust Services Provider” means a vendor retained by the Trust Administrator, or any successor thereto, that provides Trust Services or products to the Trust. Trust Services Providers may also include Trust Administrator in its capacity as the provider of services or products to the Trust.

“Trust Unit” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

“Underlying Share Amount” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement.

“Underlying Shares” means shares of common stock of the Subject Corporation (or successor shares as a result of a stock split, stock combination, or change in par value or similar event, with respect to such shares, in each case, subject to Schedule 2 to the Trust Agreement).

“VAT” shall mean (a) any tax imposed pursuant to or in compliance with the Sixth Directive of the Council of the European Economic Communities (77/388/EEC) or the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112) (as amended) and any national legislation implementing that Directive or any predecessor to it or supplemental to that Directive including, in relation to the United Kingdom, value added tax imposed by the Value Added Tax Act 1994 and legislation and regulations supplemental thereto; and (b) any other tax of a similar nature (including any sales taxes or similar taxes), whether imposed in a member state of the European Union or elsewhere, in substitution for, or levied in addition to, such tax referred to in “(a).”

“Vault” means software such as a smart coin (or smart contract) that utilizes blockchain technology to automate security measures, including, but not limited to, enhanced control to block unauthorized access attempts, transparency over the digital assets stored therein, time-locked withdrawal delays to block unauthorized access attempts, and other customizable security and safety options, as applicable, through pre-defined code.

Schedule 1

PURCHASE AND REDEMPTION PROCEDURES

Purchase Orders. The issuance and Delivery of Trust Certificates shall take place only in whole numbers of Trust Units in compliance with the following rules:

(a)	To effect a Purchase Order, the Depositor agrees to deliver to the Trust the Deposit Property, which consists of the Underlying Share Amount of such corresponding Purchase Order, with a minimum Purchase Order of at least fifty (50) Underlying Shares. Depositors wishing to acquire Trust Certificates shall place a Purchase Order with the Trust Administrator (or its appointed delegee, including the Trust Services Provider) which specifies the form of the Trust Certificates to be purchased pursuant to such Purchase Order; provided, however, that only Purchase Orders received prior to the Order Cutoff Time on a Business Day shall have such Business Day as the Order Date. Purchase Orders received on or after the Order Cutoff Time on a Business Day, or on a day that is not a Business Day, will not be accepted unless the Trust Administrator informs such Depositor that the Trust Administrator will process such Purchase Order on the next Business Day at the discretion of the Trust Administrator. A new Purchase Order may be submitted in accordance with these Procedures. Purchase Orders will not be accepted if deposits have been suspended in accordance with the Trust Agreement.

(b)	A Purchase Order shall be deemed “received” by the Trust Administrator only when each of the following has occurred: (i) an Authorized Representative shall have contacted Trust Administrator by (A) contacting Trust Administrator in writing or electronically, including by email, or through any means specified by the Trust Administrator or (B) entering a Purchase Order through Trust Administrator’s electronic order entry system, as such may be available and constituted from time to time (the use of which shall be subject to the applicable order entry system terms and conditions), informing the Trust Administrator that the Depositor wishes to place a Purchase Order for a specified number of Trust Units; and (ii) within the same business day following contact as defined in subsection (i) above, the Trust Administrator shall have received a duly completed, irrevocable Purchase Order executed by an Authorized Representative of such Depositor (which Purchase Order may be received after the Order Cutoff Time if such telephone call was made prior to the Order Cutoff Time), including electronically by E-signature (including DocuSign), PDF, scan, or digital copy. If the Depositor wishes to settle a Purchase Order in a time frame other than the first Business Day following the Order Date (i.e., T + 1), such request must be made to the Trust Administrator upon placement of the Purchase Order and must be approved by the Trust Administrator in its sole discretion.

(c)	Should the Trust Administrator elect to accept the Purchase Order at its sole and reasonable discretion (including, but not limited to, the payment of any fees due or waiver of any requirements), it shall communicate its decision by sending to the Depositor, in writing or electronically, including by email, E-signature (including DocuSign), PDF, scan, or digital copy, no later than 4:30 p.m. Eastern Time on the Order Date for such Purchase Order a copy of the corresponding Purchase Order endorsed “Accepted” by the Trust Administrator and shall communicate to the Depositor no later than 7:30 p.m. Eastern Time on such Order Date the Underlying Share Amount that the Depositor (or its Agent, if applicable) shall Deliver to the Trust’s Account at the Custodian designated by the Trust Administrator for each Trust Unit. For Purchase Orders submitted via electronic order entry system which the Trust Administrator has elected to accept, the Depositor will receive an automated electronic message, such as by email, E-signature (including DocuSign), or confirmation within the entry system or other website, indicating the acceptance of the Purchase Order, and indicating the Underlying Share Amount that the Depositor (or its Agent, if applicable) shall Deliver to the Trust’s Account at the Custodian designated by the Trust Administrator for each Trust Unit, and the Purchase Order will be marked “Accepted” in the electronic order entry system. Prior to the transmission of acceptance as specified above, a Purchase Order will only represent the Depositor’s unilateral offer to deposit Underlying Shares in exchange for Trust Units and will have no binding effect upon the Trust, the Trust Administrator, the Custodian or any other party.

Sch. 1-1

(d)	The Underlying Share Amount, if applicable, corresponding to each Trust Unit must be Delivered to the Trust’s Account at the Custodian, no later than 1:30 p.m. Eastern Time on the settlement date of the Purchase Order, which shall be the first Business Day following the Order Date unless prior approval for an alternate settlement has been granted by the Trust Administrator in its sole discretion. The Depositor acknowledges and agrees (on behalf of itself and its Agent, if acting in a principal capacity) that it (or its Agent, if applicable) is responsible for confirming the accuracy of the Trust’s Account information in connection with any Delivery to the Trust’s Account at the Custodian; and it (or its Agent) is responsible for and bears the risk of loss for all Underlying Shares transferred involved in any Delivery to the Trust’s Account until such Underlying Shares is credited to the Trust’s Account, and neither the Trust nor the Trust Administrator is responsible or liable to the Depositor or its Agent in connection therewith.

(e)	Underlying Shares that have been Delivered no later than 1:30 p.m. Eastern Time on a Business Day shall be allocated to the Trust’s Account no later than 2:00 p.m. Eastern Time on the date of such Delivery. Where Underlying Shares are Delivered to the Trading Account after 1:30 p.m. Eastern Time on a Business Day, the Trust Administrator (i) will use its commercially reasonable efforts to allocate such Underlying Shares to the Trust’s Account no later than 2:00 p.m. Eastern Time on the date of such Delivery, and (ii) will allocate such Underlying Shares to the Trust’s Account no later than 2:00 p.m. Eastern Time on the next Business Day following the date of such Delivery.

(f)	The Trust Administrator shall allocate Underlying Shares to the Trust’s Account by (i) making entries in its books and records to identify such Underlying Shares as being held for the Trust or relying on the Chia blockchain as the register for all Trust Certificates issued as a Chia Asset Token and (ii) sending to the Custodian, via electronic message, a confirmation of the allocation.

(g)	On the first Business Day following the Order Date corresponding to a Purchase Order, or on such earlier date as the Trust Administrator in its discretion may agree, the Trust Administrator shall issue the aggregate number of Trust Certificates corresponding to the Trust Units ordered by the Depositor and Deliver them, by credit to the account at DTC or Digital Wallet or Vault which the Depositor shall have identified for such purpose in its Purchase Order; provided that, by 3:00 p.m. Eastern Time on the date such issuance and Delivery is to take place: (i) the Trust Administrator shall have received from the Depositor the applicable Transaction Fee; (ii) the Depositor shall have agreed to pay, or reimburse the Custodian, the Trust Administrator or the Trust for the amount of any applicable taxes (including VAT) which are or become due in connection with the Delivery of Underlying Shares to the Custodian; (iii) the Trust Administrator has verified receipt of the Underlying Shares; and (iv) any other conditions to the issuance under the Trust Agreement shall have been satisfied.

(h)	In all other cases, the Depositor shall consult with the Trust Administrator to determine the ongoing status of the Purchase Order, and the Trust Administrator shall issue the aggregate number of Trust Certificates corresponding to the Trust Units ordered by the Depositor and Deliver them either (i) by credit to the account at DTC which the Depositor shall have identified for such purpose in its Purchase Order or (ii) by delivery to the Depositor’s Digital Wallet or Vault, each on the Business Day following the date on which the conditions set forth above shall have been met.

Sch. 1-2

Redemption Orders. Redemption of Trust Certificates shall take place only in whole numbers of Trust Units in compliance with the following rules:

(i)	To effect the Redemption Order, the Depositor agrees to Surrender to the Trust, the requisite number of Trust Certificates (with equal amount of Appreciation Certificates and Dividend Certificates for each Trust Unit) comprising the number of Trust Units being redeemed, in whole amounts, with a minimum Redemption Order of at least fifty (50) Trust Units. Proceeds of a Redemption Order shall consist of Redemption Property. Depositors wishing to redeem one or more Trust Units shall place a Redemption Order with the Trust Administrator on any Business Day; provided, however, that only Redemption Orders received by the Trust Administrator prior to the Order Cutoff Time on a Business Day shall have such Business Day as the Order Date. Redemption Orders received by the Trust Administrator on or after the Order Cutoff Time on any Business Day, or on a day that is not a Business day, will not be accepted unless the Trust Administrator informs such Depositor that the Trust Administrator will process such Redemption Order on the next Business Day at the discretion of the Trust Administrator. A new Redemption Order may be submitted in accordance with these Procedures. Redemption Orders shall not be accepted if redemptions have been suspended in accordance with the Trust Agreement.

(j)	A Redemption Order shall be deemed “received” by the Trust Administrator only when each of the following has occurred: (i) an Authorized Representative shall have, (A) contacted the Trust Administrator in writing or electronically, including by email, or through any means specified by the Trust Administrator or (B) entered a Redemption Order through an electronic order entry system, as such may be available and constituted from time to time; and (ii) within the same business day following such telephone call, contact, or electronic order, the Trust Administrator shall have received a duly completed, irrevocable Redemption Order executed by an Authorized Representative, including electronically by E-signature (including DocuSign), PDF, scan, or digital copy, of such Depositor (which Redemption Order may be received after the Order Cutoff Time if such telephone call was made prior to the Order Cutoff Time). If the Depositor wishes to settle a Redemption Order in a time frame other than the first Business Day following the Order Date (i.e., T + 1), such request must be made to the Trust Administrator upon placement of the Redemption Order and must be approved by the Trust Administrator in its sole discretion.

(k)	Should the Trust Administrator elect to accept such Redemption Order at its sole and reasonable discretion (including, but not limited to, the payment of any fees due or waiver of any requirements), it shall communicate its decision to the Depositor by sending to the Depositor, in writing or electronically, including by email, E-signature (including DocuSign), PDF, scan, or digital copy, no later than 4:30 p.m. Eastern Time on the Order Date for such Redemption Order a copy of the corresponding Redemption Order endorsed “Accepted” by the Trust Administrator and shall communicate to the Depositor no later than 7:30 p.m. Eastern Time on such Order Date, the Underlying Share Amount that the Trust shall Deliver to the account at DTC of the Depositor (or its Agent, if applicable) with respect to each Trust Unit being redeemed. For Redemption Orders submitted via electronic order entry system that the Trust Administrator elects to accept, the Depositor will receive an automated electronic message such as by email, E-signature (including DocuSign), or confirmation within the entry system or other website indicating the acceptance of the Redemption Order and indicating the Underlying Share Amount that the Trust Administrator shall Deliver to the account at DTC of the Depositor (or its Agent, if applicable) and the Redemption Order will be marked “Accepted” in the Trust Administrator’s electronic order entry system.

Sch. 1-3

(l)	Provided that, by 2:00 p.m. Eastern Time on the first Business Day following the Order Date of a Redemption Order, the Trust Administrator shall have confirmed in writing or by electronic communication to the Custodian that: (i) the Depositor has Delivered to the Trust Administrator’s account at DTC or Digital Wallet or Vault the total number of Trust Certificates to be redeemed by such Depositor pursuant to such Redemption Order; (ii) the Trust Administrator has received the corresponding Transaction Fee; (iii) the Depositor has agreed to pay, or reimburse the Custodian, the Trust Administrator or the Trust for the amount of any applicable taxes (including VAT) which are or becomes due in connection with the Delivery of Underlying Shares or cash to the Depositor or its Agent, as applicable; and (iv) any other conditions to the redemption under the Trust Agreement have been satisfied, the Trust Administrator will, as applicable, on such day, Deliver the total number of Underlying Shares to the redeeming Depositor’s account at DTC. Having made such Delivery, the Trust Administrator will then cancel the Trust Certificates so redeemed.

(m)	The foregoing provisions notwithstanding, the Trust Administrator shall not be liable for delays, suspension of operations, whether temporary or permanent, failure in making Delivery of Underlying Shares with respect to a Redemption Order, or interruption of service in each case to the extent it is directly due to a cause or condition beyond the reasonable control of the Trust Administrator, including any act of God; embargo natural disaster; act of civil or military authorities; act of terrorists; hacking (provided that the Trust Administrator has taken reasonable precautions and acts in a manner consistent with its applicable policies and procedures with respect to hacking risks and in doing so is not negligent); government prohibitions; civil disturbance; war, strike or other labor dispute; fire; severe weather; interruption in telecommunications, internet services, or network provider services; unavailability of Fedwire, SWIFT, banks’ payment processes, or the Chia blockchain; outbreaks of infectious disease or any other public health crises, including quarantine or other required employee restrictions; or any other catastrophe or material event which is beyond the reasonable control of the Trust Administrator. For the avoidance of doubt, a cybersecurity attack, hack, or other intrusion by a third-party or by someone associated with the Trust Administrator is not a circumstance that is beyond the Trust Administrator’s reasonable control, to the extent directly caused by the Trust Administrator’s failure to comply with its obligations under the Trust Agreement. In any such event, the time for the Trust Administrator’s performance shall be deferred for a period equal to the time lost by reason of such event; provided that the Trust Administrator shall notify the Trust of such event and shall reasonably cooperate with the Trust in minimizing any adverse impact of such event.

(n)	In the event that, by 2:00 p.m. Eastern Time on the first Business Day following the Order Date of a Redemption Order, the Trust Administrator’s account at DTC shall not have been credited with the total number of Shares corresponding to the total number of Trust Units to be redeemed pursuant to such Redemption Order, the Trust Administrator will cancel such Redemption Order and will send via electronic mail message notice of such cancellation to the respective Depositor and the Custodian.

Sch. 1-4

Schedule 2

STANDARD TERMS

Sch. 2-1

ARTICLE I.
ORDERS FOR PURCHASE AND REDEMPTION

Section 1.01 Authorization to Purchase and Redeem Trust Units. Subject to the provisions of the Depositor Agreement, the Depositor will be authorized to purchase and redeem Trust Units in compliance with the provisions of the Trust Agreement during the term of the Depositor Agreement.

Section 1.02 Procedures for Orders. Each party hereto agrees to comply with the provisions of the Trust Agreement and the Procedures to the extent applicable to it.

Section 1.03 Consent to Recording. The communication platforms, including phone lines, video conferencing, electronic messaging, or other such channels used by the Trust Administrator, the Custodian or their affiliated persons may be recorded, and the Depositor hereby consents to the recording of all calls with any of those parties.

Section 1.04 Irrevocability. The Depositor agrees that delivery to the Trust Administrator of an Order shall be irrevocable; provided that each of the Trust and the Trust Administrator reserves the right to reject any Order in compliance with the provisions of the Trust Agreement.

Section 1.05 Costs and Expenses. Each Depositor acquiring Trust Units pursuant to a Purchase Order and each Depositor Surrendering Trust Units pursuant to a Redemption Order shall pay to the Trust Administrator the transaction fee equal to (1) fifty basis points (0.50%) of the total dollar value of Underlying Shares Deposited in the Trust pursuant to a Purchase Order, and (2) one hundred basis points (1.00%) of the total dollar value of Trust Units redeemed pursuant to a Redemption Order (calculated based on the aggregate Closing Value of the deposited or redeemed Underlying Shares), for any and all expenses and costs incurred in connection with such Purchase Order or Redemption Order. In addition, the Trust shall be reimbursed by such Depositor of any extraordinary costs or expenses incurred in connection with the execution of trades related to such Purchase Order or Redemption Order, and payment of all taxes, charges, and fees payable in connection with such Delivery, the transfer of the Underlying Shares and the issuance and Delivery of the Trust Certificates or such redemption and Surrender and withdrawal of Deposit Property.

Section 1.06 Delivery of Property to the Trust. The Depositor understands and agrees that in the event Deposit Property is not transferred to the Trust by the time specified in the Purchase Order and in compliance with the Procedures and the Trust Agreement, the Purchase Order may be canceled by the Trust Administrator and the Depositor will be solely responsible for all costs incurred by the Trust, the Trust Administrator, or the Custodian related to the canceled Order.

Section 1.07 Title to Deposit Property and Trust Certificates Surrendered for Redemption. The Depositor represents and warrants to the Trust Administrator that:

a. in connection with each Purchase Order, the Depositor (or its Agent, if applicable) will have full power and authority to transfer to the Trust the corresponding Deposit Property, and that, upon delivery of such Deposit Property to the Custodian and/or the relevant subcustodian in accordance with the Procedures, the Trust will acquire good and unencumbered title to such property, free and clear of all liens, charges, duties imposed on the transfer of assets, and encumbrances and not subject to any adverse claims or transferability restrictions, whether arising by operation of law or otherwise; provided, however, that if the Deposit Property has been loaned or pledged from another party or are the subject of a repurchase agreement, securities lending agreement, or any other arrangement affecting legal or beneficial ownership of such Deposit Property, there are no restrictions precluding the delivery of such Deposit Property (including borrowed Underlying Shares, if any), free and clear of liens, on the deposit settlement date; and

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b. as of the close of a day that the exchange on which the Trust is listed is open for regular trading and on which the Depositor has placed any Redemption Order for the purpose of redeeming any Trust Certificates, it will own (within the meaning of Rule 200 of Regulation SHO) or has arranged to borrow for delivery to the Trust on or prior to the settlement date of the Redemption Order the number of Trust Certificates to be redeemed. In either case, the Depositor acknowledges that: (i) it has full legal authority and legal right to tender for redemption the requisite number of Trust Certificates and to receive the entire proceeds of the redemption and (ii) if such Trust Certificates submitted for redemption have been loaned or pledged to another party or are the subject of a repurchase agreement, securities lending agreement, or any other arrangement affecting legal or beneficial ownership of such Trust Certificates being tendered there are no restrictions precluding the tender and delivery of such Trust Certificates (including borrowed Trust Certificates, if any) for redemption, free and clear of liens, on the redemption settlement date.

Section 1.08 Certain Payments or Distributions.

a. With respect to any Purchase Order, the Trust acknowledges and agrees to return to the Depositor any payment, distribution, or other amount paid to the Trust with respect to any Deposit Property transferred to the Trust that, based on the valuation of such Deposit Property at the time of transfer, should have been paid to the Depositor. Likewise, the Depositor acknowledges and agrees to return to the Trust any payment, distribution, or other amount paid to the Depositor with respect to any Deposit Property transferred to the Trust that, based on the valuation of such Deposit Property at the time of transfer, should have been paid to the Trust.

b. With respect to any Redemption Order, the Depositor acknowledges and agrees to return to the Trust any payment, distribution, or other amount paid to it with respect to any property transferred to the Depositor that, based on the valuation of such property at the time of transfer, should have been paid to the Trust. The Trust is entitled to reduce the amount of any property due to the Depositor by an amount equal to any payment, distribution, or other sum to be paid to the Depositor with respect to any property transferred to the Depositor that, based on the valuation of such property at the time of transfer, should be paid to the Trust. Likewise, the Trust acknowledges and agrees to return to the Depositor any payment, distribution, or other amount paid to it with respect to any Shares transferred to the Trust that, based on the valuation of such Shares at the time of transfer, should have been paid to the Depositor.

Section 1.09 Further Assurances. The Depositor agrees to execute and deliver such additional documents and take such additional actions as the Trust Administrator may request from time to time in order to carry out the intent and purposes of the Depositor Agreement.

ARTICLE II.

AUTHORIZED REPRESENTATIVES

Section 2.01 Certification. Concurrently with the execution of the Depositor Agreement, the Depositor shall deliver to the Trust a certificate signed by the Depositor’s duly authorized person setting forth the names, email addresses, telephone numbers, and other information or means of communication specified by the Trust Administrator of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request, or instruction on behalf of the Depositor (each an “Authorized Representative”) The Trust Administrator may request updates to such certificate from time to time, in a form approved by the Trust Administrator, but no less frequently than annually. Such certificate and any updates thereto may be accepted and relied upon by the Trust as conclusive evidence of the facts set forth therein and shall be in full force and effect until (i) receipt by the Trust Administrator of a superseding certificate or update to a certificate in a form approved by the Trust Administrator bearing a subsequent date, or (ii) termination of the Depositor Agreement.

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Section 2.02 Verification. The Trust Administrator may assume that all instructions issued to it by an Authorized Representative have been properly placed by the applicable Authorized Representative, unless the Trust Administrator has actual knowledge to the contrary or the Depositor has revoked the authority of such person. The Trust Administrator shall have no duty to verify that an Order is being placed by an Authorized Representative. The Depositor agrees that the Trust Administrator shall not be responsible for any losses incurred by the Depositor because of an Authorized Representative identifying himself or herself as a different Authorized Representative or an unauthorized person identifying himself or herself as an Authorized Representative, unless the Trust Administrator previously received from the Depositor written notice to revoke the authority of such person.

ARTICLE III.
STATUS OF THE DEPOSITOR

Section 3.01 Clearing Status. The Depositor represents, covenants, and warrants that, as of the date of execution of the Depositor Agreement, and at all times during the term of the Depositor Agreement, the Depositor (or its Agent) is and will be entitled to use the clearing and settlement services of DTC and any other national or international clearing and settlement organizations through which, in compliance with the Procedures, the transactions contemplated hereby will clear and settle. Any change in the foregoing status of the Depositor shall terminate the Depositor Agreement and the Depositor shall give prompt written notice thereof to the Trust Administrator.

Section 3.02 Compliance with Laws. The Depositor agrees that it shall comply with all applicable U.S. federal laws and regulations, the laws of the states, or other jurisdictions concerned (and the rules and regulations promulgated thereunder), and the rules and regulations or any applicable self-regulatory organization and/or exchange, in each case to the extent the foregoing relate to promotions, offers and/or transactions in, and activities with respect to, the Trust Certificates conducted by it or its Agents. The Depositor shall not offer nor sell Trust Certificates in any jurisdiction where such shares may not lawfully be offered and/or sold. The Depositor will, and will cause all of its and its affiliates’ directors, officers, employees, Agents, representatives, and other persons that provide services on behalf of the Depositor relating to the Trust Certificates to not make any payments in violation of applicable law, including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, as amended, in connection with or in any way relating to or affecting the Trust Certificates or the offering or distribution of the Trust Certificates.

Section 3.03 Anti-Money Laundering. The Depositor represents, covenants, and warrants that neither it nor any of its officers, directors, employees, affiliates, or Agents (i) have been indicted with respect to, or convicted of, any criminal charges, including money laundering, or (ii) is the subject of any criminal action of any nature or of any action by a regulatory agency or self-regulatory organization relating to money laundering. The Depositor represents, covenants, and warrants that it will and each of its officers, directors, employees, affiliates, or Agents will comply with all applicable laws, rules, regulations, guidance, and requirements of all applicable jurisdictions relating to anti-money laundering, terrorist financing, virtual asset service providers, and similar activity, including, but not limited to, the Money Laundering Control Act of 1986, and from all relevant jurisdictions (collectively, “AML Laws”). The Depositor understands and acknowledges that in order for the Trust to comply with AML Laws, the Trust Administrator may be required to obtain, verify, record, and update certain information relating to individuals and entities which maintain a business relationship with the Trust Administrator. Accordingly, the Depositor agrees to provide to the Trust Administrator, upon its request from time to time, such identifying information and documentation as may be available to enable the Trust Administrator to comply with AML Law.

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Section 3.04 Sanctions Program. The Depositor represents, covenants, and warrants that it has and any Agent engaged by it has adopted, implemented, and shall maintain and comply with a reasonable risk-based program to comply with all applicable economic, trade, and financial sanctions laws, resolutions, executive orders, and regulations enacted by the United States (including as administered and/or enforced by the Office of Foreign Assets Control), the United Kingdom, United Nations, European Union, and any applicable sanctions authority (collectively, “Sanctions Laws”). The Depositor represents, covenants, and warrants that it and any Agent shall maintain and comply with policies, procedures, and controls that are reasonably designed to ensure (i) compliance with Sanctions Laws and limit the risk of transactions that could be regarded as circumventing Sanctions Laws and (ii) that it, its affiliates, or its Agents and, to the extent required by law, its and their owners and controllers (a) are not in violation of any Sanctions Laws or on any list of prohibited individuals or entities enacted under Sanctions Laws (collectively, “Sanctions Lists”) and (b) are not located, organized, or doing business in a country or territory that is, or whose government is, the target of embargo or countrywide sanctions under any Sanctions Laws. The Depositor represents, covenants, and warrants that any Delivery to the Trust performed by the Depositor or its Agent shall not be directly or indirectly derived from, invested for the benefit of or related in any way to, persons, entities, or jurisdictions that are subject to any country embargoes, in violation of any Sanctions Laws or on any Sanctions Lists.

Section 3.05 Depositor Status. The Depositor understands and acknowledges that the method by which Trust Certificates will be created and traded may raise certain issues under applicable securities laws. For example, because new Trust Certificates may be issued and sold by the Trust on an ongoing basis, at any point a “distribution,” as such term is used in the Securities Act, may occur. The Depositor understands and acknowledges that some activities on its part, depending on the circumstances, may result in its being deemed a participant in a distribution in a manner which could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the Securities Act.

ARTICLE IV.
ROLE OF DEPOSITOR

Section 4.01 Independent Contractor. The Depositor acknowledges and agrees that for all purposes of the Depositor Agreement, the Depositor will be deemed to be an independent contractor and will have no authority to act as agent for the Trust or the Trust Administrator in any matter or in any respect. The Depositor agrees to make itself and its employees available, upon request, during normal business hours to consult with the Trust Administrator, the Trust Administrator, or their designees concerning the performance of the Depositor’s responsibilities under the Depositor Agreement; provided, however, that the Depositor shall be under no obligation to divulge or otherwise disclose any information that the Depositor reasonably believes (i) it is under legal obligation not to disclose, or (ii) is confidential or proprietary in nature.

Section 4.02 Beneficial Owner Communications. The Depositor agrees, subject to any limitations arising under federal or state securities laws relating to privacy or other obligations it may have to its customers, to assist the Trust Administrator in determining the ownership level of each Beneficial Owner relating to positions in Shares that the Depositor may hold as record holder. In addition, the Depositor agrees, in accordance with applicable laws, rules, and regulations, at the request of the Trust Administrator to forward to such Beneficial Owners written materials and communications received from the requesting party in sufficient quantities to allow mailing, emailing, or contacting through electronic or other means thereof to such Beneficial Owners, including notices, annual reports, disclosure, or other informational materials and any amendments or supplements thereto that may be required to be sent by the Trust Administrator to such Beneficial Owners pursuant to the Trust Agreement or applicable law or regulation, or that the Trust Administrator reasonably wishes to distribute, at its own expense, to such Beneficial Owners.

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ARTICLE V.
MARKETING MATERIALS AND REPRESENTATIONS

Section 5.01 Depositor’s Representation. The Depositor represents, warrants, and agrees that it will not make, or permit any of its representatives to make, any representations concerning Trust Certificates other than those contained in or consistent with the Trust’s then current Prospectus or in any promotional materials or sales literature furnished to the Depositor or otherwise made publicly available by the Trust Administrator. The Depositor agrees to provide each purchaser of Trust Certificates, whenever required by Rule 173 under the Securities Act, a notice in compliance with the provisions of Rule 173 under the Securities Act. The Depositor agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to Trust Certificates (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs, or other similar materials), except such information and materials as may be furnished to the Depositor by the Trust Administrator or otherwise made publicly available by the Trust Administrator, and such other information and materials as may be approved in writing by the Trust Administrator. The Depositor understands that the Trust will not be advertised as offering redeemable securities, and that any advertising materials will prominently disclose that the Trust Certificates are not redeemable units of beneficial interest in the Trust. Notwithstanding the foregoing, the Depositor may, without the approval of the Trust Administrator, prepare and circulate in the regular course of its business or for internal use, research reports, institutional communications (as such term is defined in FINRA Rule 2210 as of the date hereof), correspondence (as such term is defined in FINRA Rule 2210 as of the date hereof) and other similar materials that include information, opinions, or recommendations relating to Shares; provided that such materials comply with applicable FINRA rules and are not inconsistent with the Prospectus. Copies of the then current Prospectus of the Trust will be supplied by the Trust Administrator to the Depositor in reasonable quantities upon request and/or made publicly available by the Trust Administrator.

Section 5.02 Prospectus. The Trust Administrator will provide, cause to be provided, or make available to the Depositor copies of the then current Prospectus and any printed supplemental information in reasonable quantities upon request or make such information publicly available. The Trust Administrator will notify, or cause to be notified, the Depositor when a revised, supplemented, or amended Prospectus for the Shares is available, and make available to the Depositor copies of such revised, supplemented, or amended Prospectus at such time and in such quantities as may be reasonable to permit the Depositor to comply with any obligation the Depositor may have to deliver such Prospectus to its customers, including making the information publicly available. The Trust Administrator shall be deemed to have complied with this Section 5.02 when the Depositor has received such revised, supplemented, or amended Prospectus in writing or electronically, including by email in printable PDF format, link to a publicly available website, or by electronic message on the Trust Administrator’s entry system and/or platform.

ARTICLE VI.
INDEMNIFICATION; LIMITATION OF LIABILITY

Section 6.01 Indemnification. The provisions of this Section 6.01 shall survive termination of the Depositor Agreement.

a. The Depositor shall indemnify and hold harmless the Trust Administrator, the Trust, the Custodian (which the parties agree is a third-party beneficiary under this Subsection 6.01(a)), their respective subsidiaries, Affiliates, directors, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the Securities Act (each a “Trust Administrator Indemnified Party”) from and against any loss, liability, cost, and expense (including attorneys’ fees and legal costs) (“Losses”) incurred by such Trust Administrator Indemnified Party as a result of (i) any breach by the Depositor, its affiliates, or agents (including Agents), of its or their representations or warranties (including under Section 3.4 of the Trust Agreement); (ii) any failure on the part of the Depositor, its affiliates, or agents (including Agents), to perform any of its or their obligations set forth in the Depositor Agreement; (iii) any failure by the Depositor, its affiliates, or agents (including Agents), to comply with applicable laws and regulations, including rules and regulations of self-regulatory organizations, that apply to it or them; or (iv) actions of such Trust Administrator Indemnified Party in reliance upon any instructions issued in accordance with the Procedures reasonably believed by such Trust Administrator Indemnified Party to be genuine and to have been given by the Depositor.

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b. The Depositor shall not be liable to any Trust Administrator Indemnified Party for any damages arising out of (i) mistakes or errors in data provided in connection with purchase or redemption transactions except for data provided by the Depositor, or (ii) mistakes or errors by, or arising out of interruptions or delays of communications with, the Trust Administrator or any Trust Administrator Indemnified Party, or (iii) the reckless disregard of its duties, bad faith, fraud, or willful misconduct of any Trust Administrator Indemnified Party.

c. The Trust Administrator shall indemnify and hold harmless the Depositor, its subsidiaries, Affiliates, directors, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the Securities Act (each an “TA Indemnified Party”) from and against any Losses incurred by such TA Indemnified Party as a result of (i) any breach by the Trust Administrator or its affiliates of any of its or their representations or warranties; (ii) any failure on the part of the Trust Administrator or its affiliates to perform any of its or their obligations set forth in the Depositor Agreement; or (iii) any failure by the Trust Administrator or its affiliates to comply with applicable laws and regulations, including rules and regulations of self-regulatory organizations, that apply to it or them.

d. The Trust Administrator shall not be liable to any TA Indemnified Party for any damages arising out of (i) mistakes or errors in data provided in connection with purchase or redemption transactions except for data provided by the Trust Administrator, or (ii) mistakes or errors by or arising out of interruptions or delays of communications with, or actions, omissions, or obligations hereunder of, Trust Administrator, Custodian, or any TA Indemnified Party, or (iii) the reckless disregard of its duties, bad faith, fraud, or willful misconduct of any TA Indemnified Party.

Section 6.02 Limitation of Liability.

a. No party to the Depositor Agreement shall be liable for any special, indirect, incidental, exemplary, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of revenue, loss of actual or anticipated profit, loss of contracts, loss of the use of money, loss of anticipated savings, loss of business, loss of opportunity, loss of market share, loss of goodwill, or loss of reputation), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action, except as otherwise expressly provided herein.

b. No party to the Depositor Agreement shall be responsible or liable for any failure or delay in the performance of their obligations under the Depositor Agreement caused directly by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics or pandemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service, including DTC or the Chia blockchain; accidents; labor disputes; acts of civil or military authority or governmental actions; except as otherwise provided herein.

Section 6.03 Chia Asset Tokens. Neither the Delaware Trustee nor the Trust Administrator own or control the underlying software protocol, the Chia blockchain, which governs the operation of Chia Asset Tokens. By electing to settle any Purchase Order or Redemption Order on the Chia blockchain, the Depositor acknowledges and agrees that neither the Delaware Trustee nor the Trust Administrator makes any guarantee of the functionality, security, or availability of the Chia blockchain. The Depositor agrees that the Delaware Trustee and the Trust Administrator shall have no liability, obligation, or responsibility whatsoever arising out of or relating to the operation of the Chia blockchain and, accordingly, the Depositor acknowledges and assumes the risk of the same.

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ARTICLE VII.
ADDITIONAL REPRESENTATIONS

The Depositor represents, covenants, and warrants (which shall be deemed to repeat each of the following on each day on which it provides an Order) (other than with respect to (o), which shall be deemed to repeat each time the Depositor delivers to the Trust Underlying Shares pursuant to the Trust Agreement and this Agreement) that:

(a)	The Depositor has the full power, authority, and capacity to enter into this Agreement and to engage in transactions with respect to Trust Certificates;

(b)	The Depositor is and shall remain in full compliance with all applicable laws, rules, and regulations in each jurisdiction in which it operates;

(c)	The Depositor (a) is either a “qualified institutional buyer” as defined in Rule 144A and any applicable successor rule or an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act and any applicable successor rule, (b) has provided such identifying information and documentation as may be available to enable the Trust Administrator to comply with AML Law, and (c) has in effect a valid Depositor Agreement (an “Eligible Participant”);

(d)	The Depositor is and shall remain in good standing with all applicable government agencies, departments, regulatory, self-regulatory, and supervisory bodies in all jurisdictions in which it does business, and it will immediately notify the Trust Administrator if it ceases to be in good standing with any applicable regulatory authority;

(e)	The Depositor is not a resident in nor organized under the laws of any country with which transactions or dealings are prohibited by governmental sanctions imposed by the U.S., the United Nations, the European Union, the United Kingdom, or any other applicable jurisdiction (collectively, “Sanctions Regimes”), nor is it owned or controlled by a person, entity, or government prohibited under an applicable Sanctions Regime;

(f)	If it is a legal entity and as applicable, it has implemented an AML and sanctions program that is reasonably designed to comply with applicable AML Laws. Said program includes: (a) a customer due diligence program designed to identify and verify the identities of the Depositor’s customers; (b) enhanced due diligence on high-risk customers, including, but not limited to, customers designated as politically exposed persons or residing in high-risk jurisdictions; (c) processes to conduct ongoing monitoring of customer transactional activity and report any activity deemed to be suspicious; (d) ongoing customer sanctions screening against applicable Sanctions Regimes lists; and (e) processes to maintain records related to the above controls as required by law;

(g)	The Depositor will not instruct or otherwise cause the Trust or the Trust Administrator to hold any assets or engage in any transaction that would cause the Trust or the Trust Administrator to violate applicable laws and regulations;

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(h)	By executing this Agreement, the Depositor further provides written consent to allow the Trust or the Trust Administrator to request and obtain any and all beneficial owner information regarding the Depositor that is maintained on any national beneficial ownership registry, including, but not limited to, the Beneficial Ownership Information Registry maintained by the U.S. Financial Crimes Enforcement Network (“FinCEN”), in order to assist the Trust or the Trust Administrator in complying with their anti-money laundering and customer due diligence obligations, with the understanding that the Trust or the Trust Administrator will only use such information for those purposes and will maintain the information pursuant to the confidentiality provisions of this Agreement;

(i)	The Depositor’s Authorized Representatives have the: (a) full power, authority, and capacity to transact hereunder; and (b) appropriate sophistication, expertise, and knowledge necessary to understand the nature and risks, and make informed decisions, with respect to the Trust Certificates;

(j)	This Agreement is a legal, valid, and binding obligation, enforceable against it in accordance with its terms;

(k)	The Depositor has not relied on the Trust or the Trust Administrator for any investment, legal, tax, or accounting advice, and the Depositor is solely responsible, and shall not rely on the Trust or the Trust Administrator, for determining whether any investment, investment strategy, transaction, legal consideration, or tax or accounting treatment involving any assets (including Trust Certificates and Chia Asset Tokens) is appropriate for the Depositor based on its investment objectives, financial circumstances, risk tolerance, legal considerations, and tax or accounting consequences;

(l)	The Depositor has duly appointed and authorized the individual(s) whose signatures are stated above to execute and deliver this Agreement;

(m)	The Depositor has the right to deliver any assets it transfers to the Trust or the Trust Administrator and all such assets are free and clear of all liens, claims, and encumbrances (other than liens solely in favor of any of the Trust or the Trust Administrator) as of the deposit settlement date;

(n)	To the best of the Depositor’s knowledge, there is no pending or threatened action, suit, or proceeding at law or in equity or before any court, tribunal, governmental body, agency, official, or arbitrator against the Depositor that is likely to affect the legality, validity, or enforceability against it of this Agreement or the ability of the Depositor to perform its obligations hereunder;

(o)	Unless it advises the Trust Administrator to the contrary in writing, at all times, none of the Depositor’s assets constitute, directly or indirectly, plan assets subject to the fiduciary responsibility and prohibited transaction sections of the Employment Retirement Income Security Act of 1974, as amended (“ERISA”), the prohibited transaction provisions of the Internal Revenue Code of 1986, as amended, or any federal, state, local, or non-U.S. law that is similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, and the Depositor shall immediately provide the Trust Administrator with a written notice in the event that it becomes aware that it is in breach of the foregoing;

(p)	(A) The Underlying Shares constitute, and meet all the requirements of, an Underlying Share Amount, (B) the Depositor is an Eligible Participant and is duly authorized, and has full right, power and authority to enter into this Agreement and the Trust Agreement, and to make such Delivery, (C) such Delivery does not require the consent, approval, licensing, or authorization of, or any filing, recording, or registration with, any governmental authority under any law, rule, or regulation except for those consents, approvals, licenses, and authorizations already obtained, and those filings, recordings, and registrations already made, (D) such Delivery does not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge, or encumbrance upon any property or assets of the Depositor pursuant to, (i) any statute, rule, regulation, or order of any governmental agency or body or any court having jurisdiction over the Depositor or any of its properties, (ii) any agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the properties of the Depositor is subject, or (iii) the internal governing documents of the Depositor, and (E) such Underlying Shares being deposited are free and clear of any lien, pledge, encumbrance, right, charge, or claim (other than the rights created by the Trust Agreement or this Agreement); provided, however, that if the Underlying Shares have been loaned or pledged from another party or are the subject of a repurchase agreement, securities lending agreement, or any other arrangement affecting legal or beneficial ownership of such Deposit Property, there are no restrictions precluding the delivery of the Underlying Shares (including borrowed Underlying Shares, if any), free and clear of liens, pledges, encumbrances, rights, charges, or claim on the deposit settlement date and

(q)	The Depositor will promptly inform the Trust Administrator in writing if any of the above representations, warranties, and covenants cease to be true.

All representations and warranties deemed to be made under this Article VII shall survive the Delivery of an Underlying Share Amount, Delivery or Surrender of Trust Certificates, or termination of the Depositor Agreement or the Trust Agreement.

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Schedule 3

CERTIFICATE OF AUTHORIZED REPRESENTATIVES

Each of the following employees of the Depositor (each, an “Authorized Representative”) is authorized, in accordance with the Depositor Agreement dated as of                     between the Depositor and the Trust Administrator, to submit Purchase Orders and Redemption Orders on behalf and in the name of the Depositor and to give instructions or any other notice or request on behalf of Depositor with respect to such Orders or any other activity contemplated by the Depositor Agreement.

Name:
Email Address:
Telephone:

The undersigned,                   ,                    of Depositor, does hereby certify that the persons listed above have been duly authorized to act as Authorized Representatives pursuant to the Depositor Agreement.

By:
Name:
Title:
Date:

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Schedule 4

NOTICE INFORMATION

To the Trust Administrator:

Permuto Capital LLC
611 Gateway Boulevard
Suite 120
South San Francisco, CA 94080
with a courtesy copy by email to: legalnotices@permuto.capital

To the Depositor:

[ADDRESS]

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